                                                                    EXHIBIT 11.1

                      AMERICAN RICE, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                                           YEAR ENDED MARCH 31
                                                                           -------------------
                                                                            1995        1994
                                                                           -------     -------
                                                                              (IN THOUSANDS
                                                                            EXCEPT PER SHARE
                                                                                  DATA)
PRIMARY EARNINGS (LOSS) PER SHARE*
Earnings before extraordinary item.......................................  $ 3,913     $ 3,465
Extraordinary item.......................................................       --       9,318
                                                                           -------     -------
Net earnings.............................................................    3,913      12,783
Less dividends on preferred stock:
  Series B...............................................................   (5,180)     (4,317)
  Series C...............................................................     (750)       (625)
                                                                           -------     -------
Earnings (loss) applicable to common stock...............................  $(2,017)    $ 7,841
                                                                           =======     =======
Average common and common equivalent shares outstanding:
  Common.................................................................    2,444       2,444
  Preferred Series A.....................................................       --         778
                                                                           -------     -------
                                                                             2,444       3,222
                                                                           =======     =======
Primary earnings (loss) per share:
  Loss before extraordinary item.........................................  $  (.83)    $  (.45)
  Extraordinary item.....................................................       --        2.90
                                                                           -------     -------
  Earnings (loss) per share applicable to common stock...................  $  (.83)    $  2.45
                                                                           =======     =======
FULLY DILUTED EARNINGS PER SHARE*
Earnings before extraordinary item.......................................  $ 3,913     $ 3,465
Extraordinary item.......................................................       --       9,318
                                                                           -------     -------
Net earnings.............................................................    3,913      12,783
Less dividends on preferred stock:
  Series B...............................................................       --          --
  Series C...............................................................     (750)       (625)
                                                                           -------     -------
Earnings applicable to common stock......................................  $ 3,163     $12,158
                                                                           =======     =======
Average common and common equivalent shares outstanding:
  Common.................................................................    2,444       2,444
  Preferred Series A.....................................................      778         778
  Preferred Series B.....................................................    5,600       4,741
                                                                           -------     -------
                                                                             8,822       7,963
                                                                           =======     =======
Fully diluted earnings per share:
  Earnings before extraordinary item.....................................  $   .36**   $   .35
  Extraordinary item.....................................................       --        1.15
                                                                           -------     -------
  Earnings per share applicable to common stock..........................  $   .36**   $  1.50
                                                                           =======     =======

- ---------------

 * See Note 4 of Notes to Consolidated Financial Statements. 1994 has been restated for the effects of a 1 for 5 reverse stock split that occurred in fiscal 1995.

** This calculation is presented in accordance with Regulation S-K item
   601(b)(11) although it is contrary to paragraphs 14, 30, and 40 of APB Opinion No. 15 because it produces an antidilutive result. The Opinion provides that a computation on a fully diluted basis which results in an improvement in earnings per share when compared to primary earnings per share (antidilution) not be taken into account. Therefore fully diluted earnings per share reported on the statement of operations are the same as primary earnings per share.